Exhibit 99.2

Axolotl Biologix, Inc.

Financial Statements

December 31, 2022 and 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Carmell Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Axolotl Biologix, Inc. (the Company) as of December 31, 2022 and 2021, and the related statements of operations, stockholder’s deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021.

PCAOB ID: 3686

Ocean, New Jersey

October 20, 2023

Axolotl Biologix, Inc.

Balance Sheets

As of December 31, 2022 and 2021

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$1,403,052	$790,952
Accounts receivables, net	17,500,421	727,140
Other receivables, net	—	103,587
Prepaid expenses	192,928	102,245
Inventories	1,166,935	535,650

Total current assets	20,263,336	2,259,574
Property and equipment, net	104,314	138,170

Total assets	$20,367,650	$2,397,744

Liabilities and Stockholder’s Deficit
Current liabilities
Accounts payable	$14,802,963	$417,746
Accrued interest	69,904	9,878
Accrued interest, related party	689,855	389,095
Other accrued expenses	66,440	278,745

Total current liabilities	15,629,162	1,095,464
Non-current liabilities
Loans, noncurrent	2,000,000	705,100
Related party loans, noncurrent	5,610,000	6,210,000

Total liabilities	23,239,162	8,010,564

Commitments and contingencies (Note 6)

Stockholder’s deficit
Series A Convertible Preferred stock, $0.001 par value; 25,000,000 shares authorized and 14,636,875 issued and outstanding as of December 31, 2022 and 2021	14,637	14,637
Class A Common Stock, $0.001 par value; 75,000,000 shares authorized and 43,612,339 issued and outstanding as of December 31, 2022 and 2021	43,612	43,612
Additional paid-in capital	4,202,896	4,202,896
Accumulated deficit	(7,132,657)	(9,873,965)

Total stockholder’s deficit	(2,871,512)	(5,612,820)

Total liabilities and stockholder’s deficit	$20,367,650	$2,397,744

The accompanying notes are an integral part of the financial statements.

Axolotl Biologix, Inc.

Statements of Operations

For the years ended December 31, 2022 and 2021

	2022	2021
Revenue	$39,896,998	$4,422,864
Cost of revenue	2,099,517	1,854,366

Gross profit	37,797,481	2,568,498

Operating expenses:
Selling and marketing	28,807,681	744,577
General and administrative	4,958,524	1,956,358
Research and development	1,016,210	1,396,946

Total operating expenses	34,782,415	4,097,881

Income (loss) from operations	3,015,066	(1,529,383)

Other income (expense):
Forgiveness of debt	205,100	215,500
Interest expense	(61,130)	(9,092)
Interest expense, related party	(416,271)	(401,349)
Other income (expense), net	(1,457)	(47,474)

Total other expense	(273,758)	(242,415)

Net income (loss) before income tax expense	2,741,308	(1,771,798)

Provision for income taxes	—	—

Net income (loss)	$2,741,308	$(1,771,798)

The accompanying notes are an integral part of the financial statements.

Axolotl Biologix, Inc.

Statement of Stockholder’s Deficit

For the years ended December 31, 2022 and 2021

	Series A Convertible Preferred Stock		Class A Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2021	14,636,875	$14,637	43,612,339	$43,612	$4,202,896	$(8,102,167)	$(3,841,022)
Net loss	—	—	—	—	—	(1,771,798)

Balance at December 31, 2021	14,636,875	14,637	43,612,339	43,612	4,202,896	(9,873,965)	(5,612,820)
Net income	—	—				2,741,308

Balance at December 31, 2022	14,636,875	$14,637	43,612,339	$43,612	$4,202,896	$(7,132,657)	$(2,871,512)

The accompanying notes are an integral part of the financial statements.

Axolotl Biologix, Inc.

Statement of Cash Flows

For the years ended December 31, 2022 and 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$2,741,308	$(1,771,798)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	46,628	49,588
Bad debt expense	108,000	7,142
Forgiveness of debt	(205,100)	(215,500)
Loss from disposal of equipment	—	48,642
Amortization of right of use asset	—	83,148
Changes in operating assets and liabilities:
Other receivables, net	103,587	(103,587)
Accounts receivables	(16,881,281)	(734,282)
Prepaid expenses	(90,683)	521,340
Inventory	(631,285)	(535,650)
Accounts payable and other accrued expenses	14,172,912	332,253
Accrued interest	60,026	9,878
Accrued interest, related party	300,760	200,605
Payments for operating lease liability	—	(88,065)

Net cash used in operating activities	(275,128)	(2,196,286)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12,772)	(37,565)
Proceeds from sale of equipment	—	3,932

Net cash used in investing activities	(12,772)	(33,633)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on related party loans	(600,000)	—
Proceeds from the issuance of loans, net	1,500,000	705,100
Proceeds from the issuance of related party loans	—	2,200,000

Net cash provided by financing activities	900,000	2,905,100

Increase in cash and cash equivalents	612,100	675,181
Cash and cash equivalents, beginning of year	790,952	115,771

Cash and cash equivalents, end of year	$1,403,052	$790,952

Supplemental disclosures of cash flow information:
Cash paid for interest	$118,668	$200,900

The accompanying notes are an integral part of the financial statements.

NOTES TO THE FINANCIAL STATEMENTS

1.	Organization and Description of the Business

Axolotl Biologix Inc. (“Axolotl” or the “Company”) was originally incorporated on August 6, 2016 in the state of Delaware and is headquartered in Phoenix, Arizona. The Company is a biotechnology company focused on developing and producing human biologics and biological-related products to reduce inflammation and foster regeneration for many conditions, including orthopedic, wound care, cosmetic, and more. The Company is focused on partnerships with universities and research hospitals to find ways to improve current technologies and procedures. The Company operates via its one legal entity.

Segment Reporting

Management has determined that the Company has one reportable segment, which is principally the business of developing and producing human biologics and biological-related products to reduce inflammation and foster regeneration for many conditions, including orthopedic, wound care, cosmetic, and more. As of December 31, 2022 and 2021, all of the Company’s assets were located in the United States.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). References to the “ASC” hereafter refer to the Accounting Standards Codification established by the Financial Accounting Standards Board (“FASB”) as the source of authoritative U.S. GAAP.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Significant estimates in these financial statements include those related to the provision or benefit for income taxes and the corresponding valuation allowance on deferred tax assets. If the underlying estimates and assumptions upon which the financial statements are based change in the future, actual amounts may differ from those included in the accompanying financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid securities readily convertible to cash that mature within three months or less from the original date of purchase to be cash equivalents. Cash and cash equivalents are held by financial institutions and are federally insured up to certain limits. At times, the Company’s cash and cash equivalents balance exceeds the federally insured limits.

As of December 31, 2022 and 2021, the Company had cash equivalents of $30,000 and $30,000, respectively. As of December 31, 2022 and 2021, the Company had uninsured cash and cash equivalents of $1,153,052 and $547,441, respectively.

Accounts Receivables, net

Accounts receivable are carried at the original invoice amount, less any estimate made for doubtful accounts. The allowance for doubtful accounts represents management’s best estimate of the losses inherent in the Company’s accounts receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other available evidence. Recoveries of trade receivables previously written off are recorded when received. Accounts are considered past due when payment is not made according to invoiced terms. Interest is not charged on past-due accounts receivable. The allowance for doubtful accounts as of December 31, 2022 and 2021 was $0 and $0, respectively.

Inventories

The Company’s inventory consists of finished goods. These finished goods are biological products and are stated at the lower of cost or net realizable value. Cost is calculated by applying the first-in-first-out method (FIFO). The Company regularly reviews inventory quantities on hand and writes down to its net realizable value any inventory that it believes to be impaired. Management considers forecast demand in relation to the inventory on hand, competitiveness of product offerings, market conditions and product life cycles when determining excess and obsolescence and net realizable value adjustments. These write-downs are charged to Cost of Revenue in the accompanying Statements of Operations. As of December 31, 2022 and 2021, the reserve for obsolescence was $0 and $0, respectively. The Company incurred abnormal write-offs of inventory related to obsolescence and recalls in the amounts of $399,926 and $718,115 for the years ended December 31, 2022 or 2021, respectively. These abnormal write-offs, which were due to the loss of FDA approval on the Axolotl Ambient product line in May 2021, are included in General and Administrative Expenses in the Statements of Operations.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Depreciable assets retired or sold are removed from the accounts, and any resulting gain or loss is reflected in income for the period. Major replacements or betterments are capitalized, while maintenance and repairs are expensed as incurred. Depreciation is recorded at rates based on the estimated useful lives of the assets using the straight-line method as follows:

Classification	Estimated Useful Life (in years)
Operating Equipment	5
Office Equipment	5
Furniture and Fixtures	7

Recoverability of Long-Lived Assets

Long-lived assets, such as property and equipment subject to depreciation, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to its fair value, which is based on estimated undiscounted future cash flows. An impairment charge, if any, is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company did not record any impairment charges related to its long-lived assets for the years ended December 31, 2022 and 2021.

Revenue Recognition

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers, on January 1, 2021, using the modified retrospective adoption method. The adoption of ASC 606 had no impact on the balance sheets, results of operations, cash flows and stockholder’s deficit of the Company. Under ASC 606, revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five-step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

We sell our products principally to specialty distributors (collectively, our “Customers”) within the United States. These Customers subsequently resell our products to healthcare providers throughout the United States. Revenues from product sales are recognized when the Customer obtains control of our product, which occurs at a point in time, typically upon delivery to the Customer’s respective warehouse or designated location at a standard transaction price for the specific product sold.

The Company has entered into service arrangements with one of its customers to provide distinct services for the Company due to the Company having a limited workforce. Such services include distribution, credit risk, and marketing and sales services. The Company has assessed the consideration payable to its customers as it relates to these service arrangements in accordance with ASC 606 and has concluded that the services being provided by the Company’s customer are distinct, with the exception of the credit risk fee, which was concluded to be a price concession. For those services that are deemed to be distinct, the Company has separately determined that the transaction price for the distribution and marketing services being provided by our customer are at fair value. As such, in accordance with ASC 606, the distribution and marketing services are accounted for consistent with other services being provided by the Company’s vendors and have not been recorded as an offset to the Company’s revenues, and the credit risk services are accounted for as consideration payable and as a reduction of the transaction price. The total amount of services accounted for as consideration payable and a reduction of transaction price totaled approximately $3.9 million in 2022. There were no such services received by the Company in 2021.

The Company has elected to apply the significant financing practical expedient, as allowed under ASC 606. As a result, we do not adjust the promised amount of consideration in a customer contract for the effects of a significant financing component when the period of time between when we transfer a promised good or service to a customer and when the customer pays for the good or service will be one year or less. The Company has standard payment terms that generally require payment within approximately 60-120 days.

The Company had no material contract assets, contract liabilities, or deferred contract costs recorded in its balance sheets as of December 31, 2022 and 2021. The Company expenses costs to obtain a contract as incurred when the amortization period is less than one year.

Cost of Revenues

Cost of revenues is comprised of purchase costs of our products, third-party logistics and distribution costs, including packaging, freight, transportation, shipping and handling costs, and inventory adjustments due to expiring products, if any.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of advertising expenses, commissions and freight expenses, and the distribution and marketing expenses described previously in the revenue recognition policies. Advertising expenses are expensed as incurred and were $2,247,459 and $10,860 for the years ended December 31, 2022 and 2021, respectively.

Research and Development Expenses

Research and development expenses are expensed as incurred and consist principally of internal and external costs, which include the cost of patent licenses, contract research services, laboratory supplies and development and manufacture of pre-clinical compounds and consumables for clinical trials and pre-clinical testing.

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 is intended to increase transparency and comparability among organizations relating to leases. Lessees will be required to recognize a liability to make lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term. The FASB retained a dual model for lease classification, requiring leases to be classified as finance or operating leases to determine recognition in the earnings statement and cash flows; however, substantially all leases will be required to be recognized on the balance sheet. As originally issued, ASU 2016-02 requires application at the beginning of the earliest comparative period presented at the time of adoption. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”). This standard allows entities to initially apply the new lease standard at the adoption date. The Company early adopted this standard, effective January 1, 2020, under the alternative transition method as permissible under ASU 2018-11 and will apply this standard to all leases. As a result, comparative financial information has not been restated and continues to be reported under the accounting standards in effect for those periods. The adoption of this guidance did not have a material impact on the Company’s financial statements as it does not have any long-term leases with periods lasting longer than twelve months.

The Company recognizes operating lease ROU assets and operating lease liabilities in its balance sheets if its leases qualify for such treatment under ASC 842. ROU assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the commencement date based on the net present value of fixed lease payments over the lease term. The Company’s lease term includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option. ROU assets also include any advance lease payments made and are net of any lease incentives. As most of the Company’s operating leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is the rate of interest that the Company would expect to pay to borrow over a similar term, and on a collateralized basis, an amount equal to the lease payments in a similar economic environment.

The Company utilized the following practical expedients:

•	The practical expedient whereby the lease and non-lease components will not be separated for all classes of assets.

•	Not to recognize ROU assets and corresponding lease liabilities with a lease term of 12 months or less from the lease commencement date.

The Company’s operating lease portfolio primarily includes corporate offices and research and development sites. The Company’s leases have lease terms of less than twelve months and, as such, qualify for the practical expedient to not recognize any ROU assets and corresponding lease liabilities in the Company’s balance sheet. Exercises of lease renewal options are typically at the Company’s sole discretion and are included in ROU assets and lease liabilities based upon whether the Company is reasonably certain of exercising the renewal options. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740 “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases as well as tax operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties through December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviations from its positions taken. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

In August 2020, FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require the separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to the equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. Management is currently evaluating the new guidance but does not expect the adoption of this guidance to have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards would have a material effect on the Company’s financial statements if currently adopted.

3.	Concentrations

For the years ended December 31, 2022 and 2021, revenues have been generated from the following entities that accounted for more than 10% of total material sales and accounts receivable for the periods presented:

	Percentage of Revenue Years Ended December 31,		Percentage of Accounts Receivable December 31,
	2022	2021	2022	2021
Customer A	99%	40%	100%	4%
Customer B	1%	48%	0%	89%

For the years ended December 31, 2022 and 2021, revenues have been generated from the following products that accounted for more than 10% of total material sales for the periods presented:

	Percentage of Revenue Years Ended December 31,
	2022	2021
Dualgraft	99%	65%
Ambient	1%	35%

For the years ended December 31, 2022 and 2021, 100% of Dualgraft inventory was purchased from a related party vendor.

4.	Property and Equipment, net

Property and equipment consisted of the following:

	December 31,
	2022	2021
Operating Equipment	$216,210	$214,427
Office Equipment	12,174	11,046
Furniture and Fixtures	14,183	14,183

Total	242,567	239,656
Less: accumulated depreciation	(138,253)	(101,486)

Property and equipment, net	$104,314	$138,170

Depreciation expense for the years ended December 31, 2022 and 2021 was $46,628 and $49,588, respectively, and is recorded as a component of General and administrative expenses within the Statement of Operations.

5.	Loans

Small Business Administration (SBA) Loans

On June 30, 2021, the Company entered into an SBA Loan agreement in the amount of $500,000. Interest under this SBA loan is to accrue at a simple interest rate of 3.75% annually on funds outstanding as of the anniversary date of the initial borrowing. On March 30, 2022, the Company amended the original SBA Loan agreement by borrowing an additional $1,500,000, making the total due under the amended agreement $2,000,000. A monthly payment in the amount of $9,953 will be made for a total of 30 years.

The total principal amount outstanding under these SBA loans as of December 31, 2022 and 2021 was $2,000,000 and $500,000, respectively. The interest accrued for SBA loans as of December 31, 2022 and 2021 was $69,904 and $9,555, respectively. Total interest expense incurred for SBA loans for the years ended December 31, 2022 and 2021 was $61,130 and $9,092, respectively.

Paycheck Protection Program (PPP) Loans

On April 11, 2020 and April 2, 2021, the Company applied for and received loans in the amount of $215,500 and $205,100, respectively, in connection with the Paycheck Protection Program (“PPP”) pursuant to the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act that was signed into law on March 27, 2020. The PPP loans are unsecured and are guaranteed by the SBA. The loans bear interest at one percent per annum, with the first six months of interest and principal deferred. Some, or all, of the loans may be forgiven if at least sixty percent of the loans’ proceeds are used by the Company to cover payroll costs, including benefits, and if the Company maintains its employment and compensation within certain parameters during the period following the loans’ origination dates and comply with other relevant conditions.

On March 10, 2021 and January 8, 2022, the Company was granted forgiveness on their PPP Loans totaling $215,500 and $205,100, respectively. The Company recognized the gain on forgiveness of debt for the years ended December 31, 2022 and 2021 in the amounts of $205,100 and $215,500, respectively.

Related Party Loans

Starting in 2019, the Company entered into several promissory notes with Burns Ventures, LLC. The owner of Burns Ventures LLC is also the owner of Axolotl. As of January 1, 2021, the total outstanding for these promissory notes was $4,010,000. During the year ended December 31, 2021, the Company entered into five additional promissory notes with Burns Ventures, LLC in the total amount of $2,200,000. There was an amendment dated October 18, 2021 that created uniform quarterly interest payment dates and maturity dates. All of the promissory notes have a fixed interest rate of 7.00%, require no monthly payments, and are due in full on the maturity date of December 31, 2024.

On June 1, 2022, the Company completely paid off one of the promissory notes issued on January 18, 2021 with this related party in the amount of $600,000.

The total outstanding for these promissory notes for the years ended December 31, 2022 and 2021 were $5,610,000 and $6,210,000, respectively. The interest accrued outstanding for related party loans as of December 31, 2022 and 2021 was $689,855 and $389,095, respectively. Total interest expense incurred for related party loans for the years ended December 31, 2022 and 2021 was $410,200 and $400,659, respectively.

Line of Credit-Related Party

The Company also has an active line of credit with Burns Ventures LLC. There were borrowings and repayments of $100,000 each in 2021. Additionally, there were borrowings and repayments of $525,000 in 2022. The outstanding balance on the line of credit was $0 as of December 31, 2022 and 2021. Interest expense for the years ended December 31, 2022 and 2021 was $6,071 and $690, respectively.

Future Maturities on all Debt

Future debt maturities are as follows:

Year ending December 31,	Amount
2023	$—
2024	5,610,000
2025	13,168
2026	45,713
2027	47,457
Thereafter	1,893,662

Total	$7,610,000

6.	Commitments and Contingencies

Professional Service Agreements

On January 1, 2022, the Company entered into an Account Management Services Arrangement (the “Account Management Agreement”) and a Sales Services Agreement with a third party. As the Company has a small workforce, these arrangements effectively outsourced a portion of the Company’s sales, marketing, and administrative functions to this third party. The term of each of the agreements is for three years, and either agreement can automatically be renewed for one-year periods unless either party provides a written notice of termination no earlier than 120 days and no later than 180 days prior to the expiration of the then-current term.

Under the Account Management Agreement, the service provider is providing all monthly management activities associated with the continued sale of the Company’s product. This includes order verifications, commission data verification for any sales made by the Company’s sales employees, ad hoc reporting requests, accumulation of data provided by the Company’s customer regarding product performance and product defects, and other administrative requests made by the Company as applicable. Total fees incurred under the Account Management Agreement for the year ended December 31, 2022 was $2,470,530. These expenses are recorded in General and Administrative Expenses in the Statement of Operations.

Under the Sales Services Agreement, the service provider is to contact and provide service coverage of existing and potential customers on a regular basis consistent with good business practices and use its best efforts to promote the sale of the Company’s products. The service provider is to employ sales personnel in connection with the promotion of the Company’s products and is responsible for any and all compensation of such sales personnel. The service provider is also required to provide compliance training to ensure that all sales personnel are appropriately educated regarding the Company’s product to effectively market and sell the Company’s product as a part of their respective duties. Total fees incurred under the Sales Services Agreement for the year ended December 31, 2022 was $19,350,000. These expenses are recorded in Selling Expenses in the Statement of Operations.

Leases

The Company is obligated under a noncancelable operating lease for its research and development facility located in Flagstaff, Arizona, which expires in September 2023 (the “Flagstaff Lease”). In addition to the base rent, the Company is required to pay a proportionate share of real estate taxes, insurance, and other operating costs. This operating lease is for a 12-month term. As permitted by ASC 842-20-25-2, the Company elected to not record the short-term lease on the balance sheets. The short-term lease expenses under the Flagstaff Lease for the years ended December 31, 2022 and 2021 were $41,434 and $ 41,732, respectively. These expenses are recorded in Research and Development Expenses in the Statement of Operations.

Legal

The Company may be involved in legal actions in the ordinary course of business. The Company is not subject to any legal proceedings, nor is it aware of any pending or threatened legal action.

The Company accrues for potential liability arising from legal proceedings and regulatory matters when it is probable that such liability has been incurred and the amount of the loss can be reasonably estimated. This determination is based upon currently available information for those proceedings in which the Company is involved, taking into account its best estimate of such losses for those cases for which such estimates can be made. The Company’s estimate involves significant judgment, given the varying stages of proceedings (including issues regarding class certification and the scope of many of the claims) and the related uncertainty of the potential outcomes of these proceedings.

In making determinations of the likely outcome of pending litigation, the Company considers many factors, including, but not limited to, the nature of the claims, the Company’s experience with similar types of claims, the jurisdiction in which the matter is filed, input from outside legal counsel, the likelihood of resolving the matter through alternative mechanisms, the matter’s current status and the damages sought or demands made. Accordingly, the Company’s estimate will change from time to time, and actual losses could be more or less than the current estimate.

As of December 31, 2022 and 2021, there are no matters for which a reserve is required to be established.

7.	Related Party Transactions

The Company has a line of credit and promissory notes with Burns Ventures, LLC. The owner of Burns Ventures LLC is also the owner of Axolotl. See Note 5.

The Company purchases inventory from Pinnacle Transplant Technologies, LLC (“Pinnacle”). One of the Company’s Board of Directors is the President and CEO of Pinnacle. The Company purchased $2,563,560 and $1,904,740 of inventory from Pinnacle during the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company owed this related party $786,575 and $317,765, respectively.

The Company uses OrthoEx for 3PL services. The Company’s CEO has an equity interest in OrthoEx and has a seat on OrthoEx’s Board of Directors. The Company incurred $108,394 and $125,791 of expenses from OrthoEx during the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company owed this related party $3,721 and $17,391, respectively.

The Company uses Ortho Spine Companies, LLC for various consulting and marketing services. Ortho Spine Companies, LLC (“Ortho Spine”) is owned by the CEO of Axolotl. The Company incurred $45,173 and $6,903 of expenses from Ortho Spine during the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company owed this related party $7,200 and $0, respectively.

8.	Stockholder’s Deficit

Series A Convertible Preferred Stock

The Company’s certificate of incorporation, as amended, designates and authorizes the Company to issue 25,000,000 shares of convertible preferred shares, of which 14,636,875 were issued and outstanding as of December 31 2022, and 2021.

The holders of such convertible preferred stock have various rights and preferences as follows:

Voting

Each share of convertible preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

Rank

The Series A Preferred Stock ranks senior to all the common stock and any other class of securities that ranks junior, with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

Liquidation Preference

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company or the incurrence of a deemed liquidation event, the holders of shares of convertible preferred stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount in cash equal to the aggregate liquidation value, defined as $1.00 per share subject to adjustments under certain circumstances such as stock splits, of all preferred shares held by such holder, plus all unpaid accrued and accumulated dividends on all such shares whether or not declared.

Redemption

The Series A Preferred Stock is only redeemable upon a change in control. The occurrence of a change in control shall be deemed a Liquidation, and the holders of shares of convertible preferred stock then outstanding will be entitled to the same rights outlined in Liquidation Preference.

Conversion

Each share of preferred stock is convertible at the option of the holder, at any time after the date of issuance of such share, into shares of common stock as determined by (i) multiplying the number of preferred shares to be converted by the liquidation value thereof, (ii) adding to the result all accrued and accumulated and unpaid dividends on such shares to be converted, and then (iii) dividing the result by the conversion price in effect immediately prior to such conversion. The initial conversion price per share shall be the liquidation value of such share, subject to adjustments as applicable. Each share of preferred stock will automatically be converted into shares of common stock at the then-effective conversion rate of such shares on the closing of a public offering with an aggregate offering value of at least $15,000,000 subject to adjustment for stock splits, stock dividends and the like. As of December 31, 2022 and 2021, the outstanding Series A Preferred Stock is convertible into an aggregate of up to 14,636,875 shares of Common Stock.

Common Stock

The number of shares of Common Stock authorized as of December 31, 2022, and 2021 was 75,000,000. The amount issued and outstanding at December 31, 2022 and 2021 was 43,612,339. Shares of Class A Common Stock have voting rights. Net losses are borne by the Class A Common Stockholders and have been presented accordingly on the statements of stockholder’s deficit.

9.	Income Taxes

The components of the income tax provision (benefit) are as follows:

Years ended December 31,
	2022	2021
Current
Federal	$—	$—
State	—	—
Foreign	—	—

Total Current	—	—
Deferred
Federal	$—	$—
State	—	—
Foreign	—	—

Total Deferred	—	—

Total income taxes	$—	$—

The Company is subject to a federal income tax rate of 21.0%. Additionally, the Company is subject to a blended state income tax rate of 3.87% net of federal benefits. The Company has an effective tax rate of 0% for the years ended December 31, 2022 and 2021 due to the fact that the Company is in a full valuation allowance position.

The principal components of deferred income tax assets, net, were as follows:

	Years ended December 31,
	2022	2021
Deferred tax assets
Research and development credits	$127,448	$90,453
Net operating losses	2,181,843	2,375,721

Deferred tax assets	2,309,291	2,466,174
Deferred tax liabilities

Other	(453,694)	(16,375)

Less: Valuation allowance	(1,855,597)	(2,449,799)

Net deferred tax assets	$—	$—

As of December 31, 2022 and December 31, 2021, the Company had Federal and state net operating loss carryforwards of approximately $2,181,843 and $2,375,721, which are available to offset future taxable income. They are due to expire starting in 2026. Federal net operating losses occurring after December 31, 2017, of approximately $1,836,958 may be carried forward indefinitely. A valuation allowance has been established for the full amount of net deferred income tax assets as management has concluded that it is more likely than not that the benefits from such assets will not be realized.

10.	401k Defined Contribution Plan

The Company maintains a defined contribution plan under Section 401(k) of the Internal Revenue Code for substantially all employees. The Company does not match employee contributions.

11.	Subsequent Events

On July 26, 2023, Carmell Corporation (formerly Carmell Therapeutics Corporation) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Aztec Merger Sub, Inc. (“Merger Sub”) and the Company, which provides for, among other things, the merger of the Company with and into Merger Sub, with the Company being the surviving corporation of the merger and a direct, wholly owned subsidiary of Carmell Corporation (the “Acquisition”). Pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of the Company (other than the Dissenting Shares (as defined in the Merger Agreement) and the shares held in treasury) will be cancelled in exchange for aggregate consideration of (i) up to approximately $8.0 million in cash, (ii) a number of shares of Carmell Corporation’s common stock, equal to (1) $57.0 million divided by (2) the dollar volume-weighted average price for the Carmell Corporation’s common stock for the 30 consecutive trading days immediately preceding the date upon which the conditions of the Merger Agreement are satisfied (such consideration the “Closing Share Consideration”), and (iii) up to $9.0 million in cash and up to $66.0 million in shares of common stock of Carmell Corporation that are subject to a performance based earn-out, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness, and amounts held back by Carmell Corporation. The Merger Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. The Acquisition closed on August 9, 2023.

On August 10, 2023, the Company entered into the First Amendment to the Agreement and Plan of Merger (the “Amendment”) that amended certain terms of the Merger Agreement. The Amendment changed the structure of the Acquisition to provide that, following the merger of Axolotl with and into Merger Sub, with Axolotl surviving, Axolotl will then merge with and into Axolotl Biologix, LLC (“Second Merger Sub”), with Second Merger Sub being the surviving corporation of the merger and a direct, wholly owned subsidiary of Carmell Corporation, and waives the condition requiring Axolotl to deliver its audited financial statements upon closing in exchange for the $8.0 million of cash consideration otherwise payable upon closing pursuant to the Merger Agreement (the “Closing Cash Consideration”) becoming payable and contingent upon receipt of such audited financial statements.